Front of the certificate.

NUMBER XXXX	Folix Technologies, Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA 50,000,000 SHARES COMMON STOCK AUTHORIZED	SHARES XXXX
This
certifies
that
*** Specimen ***

is the owner of
*** Specimen ***

FULLY PAID NON-ASSESSABLE SHARES OF COMMON STOCK OF
Folix Technololiges, Inc.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended.
WITNESS the seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated: Specimen /S/ G L Corcoran PRESIDENT	"SEAL"	/S/ G L Corcoran SECRETARY

The back of the certificate is blank.